SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 1996

                           ACTIVE APPAREL GROUP, INC.
             (Exact name of registrant as specified in its charter)

       Delaware                     1-13002                   13-3672716
(State of Incorporation)     Commission File Number)    (IRS Identification No.)

1350 Broadway Suite 2300, New York, New York                       10018
(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code: (212) 239-0990

                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 5. Other Events

     On June 5, 1996, Active Apparel Group, Inc., (the "Company") received a fully executed copy of an agreement (the "Agreement") with MTV Networks, a division of Viacom International, Inc. ("MTVN"), dated as of March 28, 1996. Under the Agreement, MTVN granted the Company a license to use the trademarks "MTVN's THE GRIND" and/or "THE GRIND", in MTVN's discretion (the "Marks"), in connection with defined categories of activewear and accessories for sale in the United States, its possessions and Canada to all department stores, specialty stores, independent sport stores and other channels of distribution to which MTVN consents. The license is exclusive as to all products, except that with respect to t-shirts and caps it is non-exclusive until MTVN's existing license agreement with another licensee expires.

     The term of the license is from April 30, 1996 through January 31, 1999. The Company is required to pay MTVN an 8% royalty on "Net Sales", with certain guaranteed minimum royalty payments provided. Additionally, the Company guarantees to commit 2% of net sales to an MTVN trade and/or consumer advertising campaign. The Company has the right to renew the Agreement for an additional two years, through January 31, 2001, provided that it is compliance with its terms and has in excess of $3,500,000 of Net Sales prior to January 31, 1999.

     The foregoing description is qualified in its entirety by the terms of the Agreement, a copy of which is annexed as Exhibit 10.1 to this Current Report on Form 8-K.

Items 7. Financial Statements and Exhibits

(c) EXHIBITS:

     Exhibit 10.1 Agreement dated as of March 28, 1996 between the Company and MTVN

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            ACTIVE APPAREL GROUP, INC.
                                  (Registrant)

Date June 21, 1996

                                                By:  /s/GEORGE HOROWITZ
                                                   ------------------------
                                                        George Horowitz
                                                        Chairman and Chief
                                                         Executive Officer